UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026)

BROADSTONE NET LEASE, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39529	26-1516177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive Suite 300
Victor, New York	14564
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 585 287-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value	BNL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 6, 2026, Broadstone Net Lease, Inc. (the “Company”) and Broadstone Net Lease, LLC entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”), Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, in their capacities as Forward Sellers (the “Forward Sellers”) and Morgan Stanley & Co. LLC and JPMorgan Chase Bank, National Association, in their capacities as Forward Purchasers (the “Forward Purchasers”), pursuant to which the Company agreed to sell 11,000,000 shares of the Company’s common stock, par value $0.00025 per share (“Common Stock”), at a public offering price of $20.50 per share (the “Offering”). In connection with the Offering, the Company granted the Underwriters an option to purchase up to an additional 1,650,000 shares of Common Stock, which was exercised in full on August 9, 2026. The Company will not initially receive any proceeds from the sale of shares of its Common Stock by the Forward Sellers. The Offering closed on August 10, 2026.

In connection with the Offering, the Company entered into forward sale agreements and amendments thereto (each, as amended, a “Forward Sale Agreement” and collectively, the “Forward Sale Agreements”) with each of the Forward Purchasers. In connection with the Forward Sale Agreements, the Forward Purchasers or their affiliates borrowed from third parties and sold to the Underwriters an aggregate of 12,650,000 shares of Common Stock in the Offering. The Company expects to physically settle the Forward Sale Agreements (by the delivery of shares of Common Stock) and receive proceeds from the sale of those shares upon one or more forward settlement dates, which shall occur no later than September 30, 2027. Although the Company expects to settle the Forward Sale Agreements entirely by the physical delivery of shares of Common Stock for cash proceeds, the Company may also elect to cash or net share settle all or a portion of its obligations under the Forward Sale Agreements, in which case the Company may receive, or the Company may owe, cash or shares of Common Stock from or to the Forward Purchasers. The Forward Sale Agreements provide for an initial forward sale price of $19.7825 per share, subject to certain adjustments pursuant to the terms of each of the Forward Sale Agreements. The Forward Sale Agreements are subject to early termination or settlement under certain circumstances.

The Offering described in this Current Report on Form 8-K was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-279115), which became effective upon filing with the Securities and Exchange Commission on May 3, 2024, as supplemented by the preliminary prospectus supplement, dated August 6, 2026, and the final prospectus supplement, dated August 6, 2026.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification of the Underwriters by the Company for certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing description of the terms of the Underwriting Agreement and Forward Sale Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Underwriting Agreement and Forward Sale Agreements, each of which is attached hereto as an exhibit and incorporated herein by reference.

The legality opinion of Ballard Spahr LLP is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 6, 2026, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, and Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC as representatives of the several underwriters named in Schedule 1 thereto and the Forward Sellers and Forward Purchasers party thereto.

1.2	Forward Sale Agreement, dated August 6, 2026 between Broadstone Net Lease, Inc. and Morgan Stanley & Co. LLC.

1.3	Amendment to Forward Sale Agreement, dated August 9, 2026 between Broadstone Net Lease, Inc. and Morgan Stanley & Co. LLC.

1.4	Forward Sale Agreement, dated August 6, 2026 between Broadstone Net Lease, Inc. and JPMorgan Chase Bank, National Association.

1.5	Amendment to Forward Sale Agreement, dated August 9, 2026 between Broadstone Net Lease, Inc. and JPMorgan Chase Bank, National Association.

5.1	Opinion of Ballard Spahr LLP.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROADSTONE NET LEASE, INC.

Date: August 10, 2026	By:	/s/ John D. Callan
Name: John D. Callan Title: Senior Vice President, General Counsel and Secretary